HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:    T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS FIRST-QUARTER 2013 FINANCIAL RESULTS

Significant Margin Improvement as a Result of the Company’s Innovate-to-Elevate Initiatives and Lower Cotton Costs

Company Reaffirms Full-Year Guidance

WINSTON-SALEM, N.C. (April 23, 2013) - HanesBrands (NYSE: HBI), a leading marketer of everyday branded basic apparel, today reported first-quarter 2013 net sales, operating profit and diluted earnings per share consistent with the high end of estimated preliminary results announced April 4.

For the quarter ended March 30, 2013, net sales declined 3 percent to $945 million, operating profit increased substantially to $85 million, and EPS improved to $0.51 from a $0.25 loss a year ago. (Unless noted, all performance measures for the year-ago period are for continuing operations. See discontinued operations section in this press release.)

While net sales for the first quarter were hampered by a sluggish retail environment, the company’s operating profit margin expanded 790 basis points over the year-ago quarter, benefitting from an improved cotton-cost and product-pricing environment and the company’s Innovate-to-Elevate margin-enhancement initiatives.

Based on first-quarter results, Hanes reaffirms its 2013 guidance for net sales of approximately $4.6 billion; operating profit of $500 million to $550 million; EPS of $3.25 to $3.40; and free cash flow of approximately $350 million to $450 million.

The company also recently announced the initiation of a regular quarterly dividend. The company’s Board of Directors has authorized a dividend of $0.20 per share to be paid June 3, 2013, to stockholders of record at the close of business on May 20, 2013. The quarterly dividend is the first for Hanes since its spinoff as an independent public company in 2006.

“We are pleased with our ongoing strategic execution, which resulted in improved profitability in the first quarter and bolsters our outlook for the rest of the year,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “Our operating profit margin was strong, our brands are commanding more retail shelf space, and our product innovation is working. We have more margin improvement potential ahead of us.”

HanesBrands Reports First-Quarter 2013 Financial Results - Page 2

First-Quarter 2013 Financial Highlights and Business Segment Summary

Key accomplishments for the first quarter include:

•
Space Gains Driven by Innovate-to-Elevate Platforms. The company continues to secure net space gains at retailers through its Innovate-to-Elevate platforms, which integrate the strengths of the company’s iconic brands, low-cost supply chain and product innovation. These platforms include ComfortBlend fabric underwear, socks and T-shirts, Smart Sizes seamless bras, and Tagless apparel.

•
Strong First-Quarter Operating Margin. The company achieved a first-quarter operating margin of 9 percent. Innovate-to-Elevate initiatives, which support higher unit selling prices and lower unit costs, and lower cotton costs drove a nearly 800-basis-point improvement in operating margin over the first quarter a year-ago.

•	Reduced Quarter-End Inventory Versus a Year Ago. Hanes continues to focus on inventory management, with its quarter-ending inventory level 17 percent lower than a year ago.

Key segment highlights for the first quarter include:

Innerwear Segment. Net sales were affected by the soft retail environment, but operating margin improved significantly over a year ago. New products continued to perform well.

•	Strong Operating Profit and Margin Improvement. Innerwear operating profit increased 69 percent, and operating margin increased 760 basis points to 18 percent.

•
Strong Bra and Sock Sales in Soft Sales Environment. Net sales for the segment declined 2 percent overall in the quarter, but bra and sock sales increased mid-single digits and men’s underwear was up slightly. Hanes ComfortBlend men’s underwear, panties and socks continue to perform well, as do Bali and barely there Smart Size seamless bras.

Activewear Segment. The Activewear segment, formerly named Outerwear, had a strong first quarter, with increased margins and a return to operating profitability.

•
Solid Sales. Activewear sales declined 2 percent, but excluding the $15 million planned reduction of commodity-oriented branded printwear sales to the screen-print industry, segment sales increased 4 percent. Retail Hanes sales increased by double digits, and retail Champion and C9 by Champion sales increased by low single digits.

•	Strong Profitability. The segment returned to profitability, with an operating margin of 8 percent compared with an operating loss a year ago.

International Segment. International segment net sales declined 5 percent and operating profit declined by 53 percent. On a constant currency basis, net sales increased 1 percent and operating profit declined 42 percent.

Direct to Consumer Segment. Direct to Consumer sales decreased by 6 percent, while operating profit was slightly positive compared with a loss in the year-ago quarter.

HanesBrands Reports First-Quarter 2013 Financial Results - Page 3

2013 Guidance

For full-year 2013, Hanes expects net sales of approximately $4.6 billion; operating profit of $500 million to $550 million; and EPS of $3.25 to $3.40. The company expects a decline in branded printwear sales of $40 million to $50 million from rationalization that began in mid-2012; of the expected decline, $15 million occurred in the first quarter.

The company expects its overall media investment in 2013 to increase by $30 million to $40 million, with more than two-thirds of the increase in the second half of the year.

Interest expense and other expense are expected to total $120 million, including approximately $15 million in prepayment expenses to retire the remaining $250 million of 8 percent senior notes due 2016. The full-year tax rate is expected to be in the teens. However, due to enacted tax-law changes and anticipated discrete tax items, Hanes expects its tax rate will fluctuate by quarter, with the third-quarter rate expected to be toward the lower end of the range and the second- and fourth-quarter rates expected to be at the high end of the range.

Free cash flow is expected to be approximately $350 million to $450 million, including expected pension contributions of approximately $38 million and net capital expenditures of approximately $50 million. Free-cash-flow priorities are funding the company’s quarterly dividends and early retirement of the outstanding 8 percent senior notes.

Discontinued Operations

In 2012, the company announced exiting certain international and domestic imagewear businesses that are now classified as discontinued operations. Discontinued operations have no effect on 2013 results.

On May 30, 2012, Hanes sold its European imagewear business, and the company subsequently completed in 2012 the discontinuation of its private-label and Outer Banks domestic imagewear operations serving wholesalers that sell to the screen-print industry. In accordance with generally accepted accounting principles, the company reported results for the second, third and fourth quarters of 2012 on a continuing-operations basis and revised prior-period results, including the first quarter of 2012, to reflect continuing operations. The company’s branded printwear operations continue to operate and serve the domestic screen-print market with Hanes and Champion brand products.

In the first quarter of 2012, discontinued operations reported a loss per diluted share of $0.03.

The company has updated information on discontinued operations and financial results for prior periods, including posting a five-year history of results from continuing operations. The information is available in the investors section of the company’s corporate website, http://tiny.cc/HanesBrandsIR.

HanesBrands Reports First-Quarter 2013 Financial Results - Page 4

Note on Non-GAAP Terms and Definitions

Free cash flow and EBITDA are not generally accepted accounting principle measures.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. See Table 4 and its footnotes attached to this press release to reconcile free cash flow for the first quarter to the GAAP measure of net cash provided by operating activities.

EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance. See Table 2 attached to this press release to reconcile EBITDA to the GAAP measure of net income from continuing operations.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Webcast Conference Call

Hanes will host a live Internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast may be accessed on the home page of the HanesBrands corporate website, www.HanesBrands.com. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available in the investors section of the HanesBrands website. A telephone playback will be available from approximately midnight EDT today through midnight EDT April 30, 2013. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 39189836.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: current economic conditions, including consumer spending levels and the price elasticity of our products; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the highly competitive and evolving nature of the industry in which we compete; financial difficulties experienced by,

HanesBrands Reports First-Quarter 2013 Financial Results - Page 5

or loss of or reduction in sales to, any of our top customers or groups of customers; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; the risk of significant fluctuations in foreign currency exchange rates; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

# # #

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income (Loss)
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012	% Change
Net sales	$945,461	$973,133	(2.8)%
Cost of sales	618,162	718,019
Gross profit	327,299	255,114	28.3%
As a % of net sales	34.6%	26.2%
Selling, general and administrative expenses	242,156	244,469
As a % of net sales	25.6%	25.1%
Operating profit	85,143	10,645	699.8%
As a % of net sales	9.0%	1.1%
Other expenses	464	645
Interest expense, net	25,623	36,995
Income (loss) from continuing operations before income tax expense (benefit)	59,056	(26,995)
Income tax expense (benefit)	7,677	(2,724)
Income (loss) from continuing operations	51,379	(24,271)	NM
Loss from discontinued operations, net of tax	—	(2,559)
Net income (loss)	$51,379	$(26,830)	NM

Earnings (loss) per share - basic:
Continuing operations	$0.52	$(0.25)	NM
Discontinued operations	—	(0.03)	NM
Net income (loss)	$0.52	$(0.27)	NM

Earnings (loss) per share - diluted:
Continuing operations	$0.51	$(0.25)	NM
Discontinued operations	—	(0.03)	NM
Net income (loss)	$0.51	$(0.27)	NM

Weighted average shares outstanding:
Basic	99,369	98,533
Diluted	101,460	98,533

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012	% Change
Segment net sales¹:
Innerwear	$497,025	$509,038	(2.4)%
Activewear	267,186	272,564	(2.0)%
Direct to Consumer	80,083	84,713	(5.5)%
International	101,167	106,818	(5.3)%
Total net sales	$945,461	$973,133	(2.8)%

Segment operating profit (loss)¹:
Innerwear	$89,742	$53,208	68.7%
Activewear	21,309	(18,678)	NM
Direct to Consumer	132	(761)	NM
International	2,282	4,899	(53.4)%
General corporate expenses/other	(28,322)	(28,023)	1.1%
Total operating profit	$85,143	$10,645	699.8%

EBITDA²:
Net income (loss) from continuing operations	$51,379	$(24,271)
Interest expense, net	25,623	36,995
Income tax expense (benefit)	7,677	(2,724)
Depreciation and amortization	23,221	22,862
Total EBITDA	$107,900	$32,862	228.3%

¹
In the first quarter of 2013, Hanesbrands renamed the Outerwear segment to Activewear to reflect the trend of this category becoming a part of consumers’ active lifestyles and more aptly describe the competitive space of this business. In addition, certain prior-year segment operating profit disclosures have been revised to conform to the current-year presentation. These changes were primarily the result of Hanesbrands’ decision to revise the manner in which Hanesbrands allocates certain selling, general and administrative expenses.

²	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 30, 2013	December 29, 2012
Assets
Cash and cash equivalents	$68,545	$42,796
Trade accounts receivable, net	550,650	506,278
Inventories	1,346,985	1,253,136
Other current assets	231,378	225,315
Total current assets	2,197,558	2,027,525

Property, net	582,382	596,158
Intangible assets and goodwill	550,412	553,414
Other noncurrent assets	476,773	454,603
Total assets	$3,807,125	$3,631,700

Liabilities
Accounts payable and accrued liabilities	$685,988	$675,616
Notes payable	29,827	26,216
Accounts Receivable Securitization Facility	159,747	173,836
Total current liabilities	875,562	875,668
Long-term debt	1,435,000	1,317,500
Other noncurrent liabilities	548,009	551,666
Total liabilities	2,858,571	2,744,834

Equity	948,554	886,866
Total liabilities and equity	$3,807,125	$3,631,700

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012
Operating Activities:
Net income (loss)	$51,379	$(26,830)
Depreciation and amortization	23,221	23,330
Other noncash items	2,638	3,914
Changes in assets and liabilities, net	(156,309)	(94,529)
Net cash used in operating activities	(79,071)	(94,115)

Investing Activities:
Capital expenditures	(6,530)	(9,016)

Financing Activities:
Net borrowings on notes payable, debt and other	111,803	102,144
Effect of changes in foreign currency exchange rates on cash	(453)	242
Increase (decrease) in cash and cash equivalents	25,749	(745)
Cash and cash equivalents at beginning of year	42,796	35,345
Cash and cash equivalents at end of period	$68,545	$34,600

Supplemental cash flow information¹:
Net cash used in operating activities	$(79,071)	$(94,115)
Capital expenditures	(6,530)	(9,016)
Free cash flow	$(85,601)	$(103,131)

¹
Free cash flow is a non-GAAP measure. For 2013 guidance, net cash provided by operating activities is expected to be approximately $400 million to $500 million and net capital expenditures are expected to be approximately $50 million, resulting in expectations for non-GAAP free cash flow of approximately $350 million to $450 million.